                                   EXHIBIT 99


MEDIA CONTACTS:                            ANALYST CONTACTS:

   John Fuller       (216) 689-8140            Lee Irving         (216) 689-3564
   Mary Lou Ringle   (216) 689-0456            Vern Patterson     (216) 689-0520

WEB SITE:         http://www.Key.com

FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
                   -------------------------------------------

   -   EPS OF $0.53, UP 13 PERCENT FROM THE YEAR-AGO QUARTER
   -   STRONG PERFORMANCE IN FEE INCOME
   - COMMERCIAL LOAN GROWTH CONTINUES, UP AN ANNUALIZED 13 PERCENT FROM THE FOURTH QUARTER

         CLEVELAND, April 16, 1998 -- KeyCorp (NYSE: KEY) today reported net income of $235 million for the first quarter of 1998, up 11 percent from $212 million in the first quarter of 1997. On a diluted per common share basis, Key's first quarter 1998 earnings were $0.53, amounting to a 13 percent increase from $0.47 recorded in the year-ago quarter. The diluted earnings per common share reflect Key's two-for-one stock dividend paid in the first quarter of 1998. Return on average equity was 18.3 percent and return on average total assets was 1.32 percent for the first quarter of 1998, compared with 18.1 percent and 1.30 percent, respectively, for the same period last year. Key's first quarter 1998 earnings reflect trends evident throughout 1997--strong commercial loan growth, good performances in both noninterest income generation and noninterest expense management, stable credit quality, and continued reduction in the net interest margin.

         "Results for the first quarter were consistent with our expectations and confirm the success of our business strategies," said Robert W. Gillespie, Key's chairman and chief executive officer. "Our increased focus on fee-producing businesses and expense management enabled us to grow our earnings at a double-digit pace. We're achieving revenue growth through diverse fee income sources, including various investment banking and capital markets activities which provide a relatively new, yet significant, source of earnings at Key. At the same time, Key's expense levels reflect the success of our streamlining efforts, particularly those implemented over the last six quarters. Key will continue to evolve as a bank-based financial services provider and to employ its

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 2


capital in businesses which allow it to become less dependent on traditional bank activities for growth."

         Net interest income totaled $664 million in first quarter 1998, down 4 percent from $689 million in the first quarter of last year. This decrease reflected a 52 basis point reduction in the net interest margin to 4.23 percent, which more than offset an 8 percent increase in average earning assets to $63.9 billion. Compared with the fourth quarter of 1997, net interest income declined by $41 million as the net interest margin fell 27 basis points, while average earning assets rose by $469 million during the first quarter of 1998. The decrease in the margin since the year-ago quarter is partially the result of growth in assets, such as leases, with lower interest rate spreads, but with higher after-tax returns. The lower margin also reflects the higher cost of borrowings due largely to the reduction in core deposits resulting from branch divestitures and continued deposit mix changes as customers seek higher returns. In addition, the growth in earning assets was moderated by Key's decision to sell nearly $1 billion of prime credit automobile loans in mid-December. These were sold consistent with the goal of divesting assets which do not support Key's return on equity objective.

         Noninterest income for the first quarter of 1998 was $356 million, significantly higher than the $259 million reported for the year-ago quarter and only $10 million lower than the $366 million recorded in last year's fourth quarter, normally Key's seasonal peak quarter for noninterest income production. Excluding certain nonrecurring items, noninterest income was up $10 million from the fourth quarter of 1997. Key did not undertake any loan securitizations in the 1998 first quarter. Increased revenues derived from several fee income sources contributed to the improvement in the year-over-year and quarter-to-quarter performances. In addition, first quarter 1998 results benefited from Key's recently announced joint venture with NOVA Information Services, Inc. in which Key retained a 49 percent interest in a merchant services subsidiary.

         Noninterest expense totaled $600 million for the first quarter of 1998, up $25 million, or 4 percent, from the year-ago quarter due largely to the impact of acquisitions completed in the third quarter of 1997. Compared with the fourth quarter of 1997, which included certain nonrecurring charges of $15 million, noninterest expense declined by $30 million.

         The provision for loan losses was $77 million in the first quarter of 1998 and equal to the level of net loan charge-offs. The provision was $10 million higher than that reported in the first quarter of 1997 and relatively unchanged from that reported in the fourth quarter of last year. Net

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 3


loan charge-offs were 0.58 percent of average loans outstanding, little changed from 0.55 percent and 0.57 percent for the first and fourth quarters of 1997, respectively.

         Key's capital ratios continue to exceed all "well-capitalized" benchmarks. In addition, its tangible equity to tangible assets ratio (including capital securities receiving Tier 1 treatment) grew to 6.51 percent as of March 31, 1998, compared with 6.32 percent a year earlier and 6.21 percent at December 31, 1997. No shares were acquired under Key's share repurchase authorization during the first quarter of 1998. As a result of the quarter's two-for-one stock dividend, diluted common shares averaged 445 million for the first quarter of 1998; of these, 439 million were actually outstanding on average during the quarter.

--------------------------------------------------------------------------------
This news release contains forward-looking statements which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; significant changes in the economic scenario from the current anticipated scenario which could materially change anticipated credit quality trends and the ability to generate loans; significant delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; and significant changes in accounting, tax, or regulatory practices or requirements.
--------------------------------------------------------------------------------

                                      # # #

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 4

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                            Three months ended
                                              -------------------------------------------
                                                 03-31-98      12-31-97       03-31-97
                                              -----------    ----------    --------------
SUMMARY OF OPERATIONS
       Net interest income (TE)                  $673            $716            $700
       Provision for loan losses                   77              76              67
       Noninterest income                         356             366             259
       Noninterest expense                        600             630             575
       Net income                                 235             248             212

PER COMMON SHARE
       Net income                              $  .53          $  .56          $  .48
       Net income - assuming dilution             .53             .56             .47
       Cash dividends                            .235             .21             .21
       Book value at period end                 12.15           11.83           10.64
       Market price at period end               37.81           35.41           24.38

AT PERIOD END
       Full-time equivalent employees          24,650          24,595          26,603
       Full-service banking offices             1,006           1,015           1,161

PERFORMANCE RATIOS
       Return on average total assets            1.32%           1.38%           1.30%
       Return on average equity                 18.25           19.16           18.07
       Efficiency (1)                           57.39           56.81           58.92
       Overhead (2)                             35.36           36.17           43.71
       Net interest margin (TE)                  4.23            4.50            4.75

CAPITAL RATIOS AT PERIOD END
       Equity to assets (3)                      7.98%           7.71%           7.62%
       Tangible equity to tangible assets (3)    6.51            6.21            6.32
       Tier 1 risk-adjusted capital (4)          6.89            6.65            7.47
       Total risk-adjusted capital (4)          11.47           10.83           12.31
       Leverage (4)                              6.61            6.40            6.68


 (1) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) divided by taxable-equivalent net interest income plus noninterest income (excluding net securities transactions and gains from branch divestitures).

 (2) Calculated as noninterest expense (excluding certain nonrecurring charges and distributions on capital securities) less noninterest income (excluding net securities transactions and gains from branch divestitures) divided by taxable-equivalent net interest income.

 (3) Excluding capital securities receiving Tier 1 treatment, these ratios at 3-31-98 are 7.29% and 5.81%, respectively; at 12-31-97 are 7.03% and
       5.52%, respectively; and at 3-31-97 are 6.88% and 5.58%, respectively.

 (4)   3-31-98 ratio is estimated.

TE = Taxable Equivalent

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 5


                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)


                                                                           Three months ended
                                                           -------------------------------------------------
                                                           03-31-98            12-31-97             03-31-97
                                                           ---------          ----------           ---------
ASSET QUALITY
Net loan charge-offs                                          $ 77                $ 76                $ 67
Net loan charge-offs to average loans                          .58%                .57%                .55%
Allowance for loan losses                                     $900                $900                $870
Allowance for loan losses to
       period end loans                                       1.64%               1.69%               1.75%
Allowance for loan losses to
       nonperforming loans                                  241.29              236.22              234.50
Nonperforming loans at period end                             $373                $381                $371
Nonperforming assets at period end                             421                 431                 425
Nonperforming loans to period end loans                        .68%                .71%                .75%
Nonperforming assets to period end loans plus
       OREO and other nonperforming assets                     .77                 .81                 .85

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 6

                         CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)


ASSETS                                                            03-31-98           12-31-97             03-31-97
                                                                 ----------         ----------           -----------
       Loans                                                       $54,900            $53,380               $49,724
       Investment securities                                         1,182              1,230                 1,628
       Securities available for sale                                 7,115              7,708                 7,971
       Short-term investments                                        1,171              1,928                   502
                                                                 ---------          ---------             ---------
              Total earning assets                                  64,368             64,246                59,825
       Allowance for loan losses                                      (900)              (900)                 (870)
       Cash and due from banks                                       3,287              3,651                 3,242
       Premises and equipment                                          924                985                 1,057
       Goodwill                                                      1,052              1,071                   811
       Other intangible assets                                          99                105                   130
       Corporate owned life insurance                                1,921              1,895                 1,535
       Other assets                                                  2,447              2,646                 2,163
                                                                 ---------          ---------             ---------
              TOTAL ASSETS                                         $73,198            $73,699               $67,893
                                                                 =========          =========             =========



LIABILITIES
       Deposits in domestic offices:
              Noninterest-bearing                                  $ 9,083            $ 9,368               $ 8,986
              Interest-bearing                                      32,253             32,005                34,318
       Deposits in foreign offices-interest-bearing                    325              3,700                   935
                                                                 ---------          ---------             ---------
              Total deposits                                        41,661             45,073                44,239
       Federal funds purchased and securities
              sold under repurchase agreements                       6,468              6,979                 7,509
       Bank notes and other short-term borrowings                    7,442              5,967                 4,261
       Other liabilities                                             2,498              2,303                 1,936
       Long-term debt                                                9,041              7,446                 4,774
                                                                 ---------          ---------             ---------
              TOTAL LIABILITIES                                     67,110             67,768                62,719

Capital securities of subsidiary trusts                                750                750                   500

SHAREHOLDERS' EQUITY                                                 5,338              5,181                 4,674

              TOTAL LIABILITIES, CAPITAL SECURITIES
                   OF SUBSIDIARY TRUSTS AND
                   SHAREHOLDERS' EQUITY                          ---------          ---------             ---------
                                                                   $73,198            $73,699               $67,893
                                                                 =========          =========             =========

Common Shares outstanding (000)                                    439,315            438,064 (1)           219,582

(1) Adjusted to reflect the impact of a two-for-one stock split declared January 15, 1998, effected by means of a 100% stock dividend paid March 6, 1998.

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 7

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)


                                                                                          Three months ended
                                                                         -------------------------------------------------
                                                                          03-31-98           12-31-97            03-31-97
                                                                         ----------         ----------          ----------
INTEREST INCOME                                                             $1,327             $1,365              $1,255

INTEREST EXPENSE                                                               663                660                 566

                                                                         ---------          ---------           ---------
NET INTEREST INCOME                                                            664                705                 689
Provision for loan losses                                                       77                 76                  67
                                                                         ---------          ---------           ---------

                                                                               587                629                 622

NONINTEREST INCOME
       Service charges on deposit accounts                                      78                 77                  71
       Trust and asset management income                                        77                 72                  64
       Investment banking and capital markets income                            47                 42                  18
       Credit card fees                                                         15                 23                  23
       Insurance and brokerage income                                           22                 24                  21
       Corporate owned life insurance income                                    23                 25                  19
       Loan securitization income (loss)                                        10                (31)                  1
       Net securities gains                                                      2                  1                --
       Gains from sales of branches/subsidiaries                                29                 62                --
       Other income                                                             53                 71                  42
                                                                         ---------          ---------           ---------
              Total noninterest income                                         356                366                 259

NONINTEREST EXPENSE
       Personnel                                                               294                309                 290
       Net occupancy                                                            56                 58                  56
       Equipment                                                                43                 46                  43
       Amortization of intangibles                                              23                 22                  21
       Marketing                                                                28                 21                  21
       Professional fees                                                        17                 13                  11
       Other expense                                                           139                161                 133
                                                                         ---------          ---------           ---------
              Total noninterest expense                                        600                630                 575
                                                                         ---------          ---------           ---------

INCOME BEFORE INCOME TAXES                                                     343                365                 306
       Income taxes                                                            108                117                  94
                                                                         ---------          ---------           ---------
NET INCOME                                                                    $235               $248                $212
                                                                         =========          =========           =========

Net income per Common Share                                                   $.53               $.56                $.48
Net income per Common Share - assuming dilution                                .53                .56                 .47

Wtd. avg. Common Shares (000)                                              438,589            438,746             443,340
Wtd. avg. Common Shares and potential
    Common Shares (000)                                                    444,836            445,152             448,558
Taxable-equivalent adjustment                                                   $9                $11                 $11

KEYCORP REPORTS FIRST QUARTER 1998 EARNINGS
APRIL 16, 1998
PAGE 8

                  CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
                                  (in millions)

                                                                                   Three months ended
                                                                  --------------------------------------------------
ASSETS                                                              03-31-98           12-31-97            03-31-97
                                                                  -----------         ----------          ----------
       Loans                                                         $53,946             $53,304             $49,215
       Investment securities                                           1,196               1,270               1,617
       Securities available for sale                                   7,457               7,502               7,800
       Short-term investments                                          1,350               1,404                 411
                                                                    --------            --------            --------
              Total earning assets                                    63,949              63,480              59,043
       Allowance for loan losses                                        (889)               (893)               (868)
       Cash and due from banks                                         2,621               2,738               2,562
       Other assets                                                    6,441               6,165               5,617
                                                                    --------            --------            --------
              TOTAL ASSETS                                           $72,122             $71,490             $66,354
                                                                    ========            ========            ========


LIABILITIES
       Deposits in domestic offices:
              Noninterest-bearing                                    $ 8,409             $ 8,750             $ 8,408
              Interest-bearing                                        31,980              32,433              34,245
       Deposits in foreign offices-interest-bearing                    1,245               1,663               1,150
                                                                    --------            --------            --------
              Total deposits                                          41,634              42,846              43,803
       Federal funds purchased and securities
              sold under repurchase agreements                         7,117               7,335               7,028
       Bank notes and other short-term borrowings                      6,683               5,678               3,912
       Other liabilities                                               2,390               2,304               1,867
       Long-term debt                                                  8,326               7,443               4,486
                                                                    --------            --------            --------
              TOTAL LIABILITIES                                       66,150              65,606              61,096

Capital securities of subsidiary trusts                                  750                 750                 500

SHAREHOLDERS' EQUITY                                                   5,222               5,134               4,758
                                                                    --------            --------            --------
              TOTAL LIABILITIES, CAPITAL SECURITIES
                   OF SUBSIDIARY TRUSTS AND
                   SHAREHOLDERS' EQUITY                              $72,122             $71,490             $66,354
                                                                    ========            ========            ========
